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                           [Ernst & Young Letterhead}



                         Consent of Independent Auditors



We consent to the reference to our firm under the captions "Experts" and "Financial Statements" and to the use of our reports dated March 10, 2000 with respect to the financial statements of Farm Bureau Life Variable Account and February 14, 2000 with respect to the financial statements and schedules of Farm Bureau Life Insurance Company, in Pre-Effective Amendment No. 1 to the Registration Statement (Form S-6 No. 333-31444) and related Prospectus of Farm Bureau Life Variable Account dated May 1, 2000.



Des Moines, Iowa                                     Ernst & Young LLP
April 24, 2000